STOCKHOLDERS AGREEMENT


                 AGREEMENT dated as of June 20, 1996 by and among Borden, Inc. a New Jersey corporation ("Seller"), and the other parties signatory hereto (each a "Stockholder").

                                    RECITALS

                 Concurrently herewith, Seller and AEP Industries Inc., a

Delaware corporation ("Buyer"), are entering into a Purchase Agreement of even date herewith (as such agreement may be amended from time to time, the

"Purchase Agreement"; capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement) pursuant to which Buyer will purchase from Seller and the Subsidiary Asset Sellers the Subsidiary Stock and

the Assets (the "Stock and Asset Purchase") in consideration for a combination of cash and shares of common stock, par value $0.01 per share, of Buyer (the

"Buyer Common Stock").

                 As a condition to Seller's willingness to enter into the

Purchase Agreement, Seller requires that each Stockholder enter into, and each such Stockholder has agreed to enter into, this Agreement.

                                    AGREEMENT

                 To implement the foregoing and in consideration of the mutual agreements contained herein, the parties agree as follows:

                 1.  Representations and Warranties.  Each Stockholder hereby severally represents and warrants to Seller as follows:

                 (a)  Ownership of Shares.  (1)  Such Stockholder is either

         (i) the record holder and beneficial owner of, (ii) trustee of a trust that is the record holder or beneficial owner of, and whose beneficiaries are the beneficial owners (such trustee, a "Trustee") of,

         (iii) executor of an estate that is the record holder or beneficial
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         owner of, and whose beneficiaries are the beneficial owners (such executor, an "Executor") of, (iv) director of a foundation that is the record holder (such director, a "Foundation Director") of, or (v) the beneficial owner but not the record holder of, the number of shares of

         Buyer Common Stock as set forth opposite such Stockholder's name on

         Section 1 of the disclosure schedule (the "Stockholders Agreement

         Disclosure Schedule") (the "Existing Shares", and together with any shares of Buyer Common Stock acquired by such Stockholder in any such capacities after the date hereof and prior to the termination hereof,

         whether upon exercise of options, conversion of convertible securities,

         purchase, exchange or otherwise, the "Shares").

                 (2)  On the date hereof, the Existing Shares set forth

         opposite such Stockholder's name on Section 1 of the Stockholders

         Agreement Disclosure Schedule constitute all of the shares of Buyer

         Common Stock owned of record or beneficially by such Stockholder.

                 (3)  Such Stockholder has sole power of disposition with

         respect to all of the Existing Shares set forth opposite such

         Stockholder's name on Section 1 of the Stockholders Agreement

         Disclosure Schedule and sole voting power with respect to the matters set forth in Section 2 hereof, in each case with respect to all of the

         Existing Shares set forth opposite such Stockholder's name on Section

         2 of the Stockholders Agreement Disclosure Schedule, with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement.

                 (b)  Power; Binding Agreement.  Such Stockholder has the legal capacity, power and authority to enter into and perform all of such

         Stockholder's obligations under this Agreement.  The execution,

         delivery and performance of this Agreement by such Stockholder will not violate any other agreement to which such Stockholder is a party or by which such Stockholder is bound including, without limitation,

         any trust agreement, will, testamentary document, voting agreement,

         stockholders agreement, voting trust or other agreement.  This

         Agreement has been duly and validly executed and delivered by such

         Stockholder and constitutes a valid and binding agreement of such

         Stockholder, enforceable against such Stockholder in accordance with its terms.  There is no beneficiary of or holder of a voting trust certificate or other interest of any trust of which a Stockholder is

         Trustee, any estate in respect of which a Stockholder is an Executor or any Foundation of which a Stockholder is a Foundation Director whose consent is required for the execution and delivery of this

         Agreement or the consummation of the transactions contemplated hereby.

         If such Stockholder is married and such Stockholder's Shares constitute community property, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

                 (c)  No Conflicts.  (A) No filing with, and no permit,

         authorization, consent or approval of, any state or federal public body or authority is necessary for the execution of this Agreement by such Stockholder and the consummation by such Stockholder of the transactions contemplated hereby and (B) neither the execution and delivery of this Agreement by such Stockholder nor the consummation by such Stockholder of the transactions contemplated hereby nor compliance by such Stockholder with any of the provisions hereof shall (x) conflict with or result in any breach of any applicable trust, estate, foundation or other organizational documents applicable to such Stockholder, (y) result in a violation or breach of, or constitute (with or without notice or lapse of time
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         or both) a default (or give rise to any third party right of termination, cancellation, material modification or acceleration)

         under any of the terms, conditions or provisions of any note, bond,

         mortgage, indenture, license, contract, commitment, arrangement,

         understanding, agreement or other instrument or obligation of any kind to which such Stockholder is a party or by which such

         Stockholder or any of such Stockholder's properties or assets may be bound or (z) violate any order, writ, injunction, decree,

         judgment, order, statute, rule or regulation applicable to such

         Stockholder or any of such Stockholder's properties or assets.

                 (d)  Such Stockholder's Shares and the certificates

         representing such Shares are now and at all times during the term hereof will be held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all liens,

         claims, security interests, proxies, voting trusts or agreements,

         understandings or arrangements or any other encumbrances whatsoever,

         except for any such encumbrances or proxies arising hereunder.

                 (e)  No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

                 (f)  Such Stockholder understands and acknowledges that Seller is entering into the Purchase Agreement in reliance upon such

         Stockholder's execution and delivery of this Agreement.

                 2.  Agreement to Vote; Proxy.

                 2.1  Voting.  Each Stockholder hereby severally agrees that,

during the time this Agreement is in effect (except, with respect to clauses

(i) and (iv) of this Section 2.1, until the Closing Date), at any meeting of the stockholders of Buyer, however called, or in connection with any written
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consent of the stockholders of Buyer, such Stockholder shall vote (or cause to be voted) the Shares held of record or beneficially by such Stockholder (i) in favor of the Stock and Asset Purchase and the authorization and issuance of shares of Buyer Common Stock to Seller in connection therewith (the "Buyer

Stock Issuance"), the execution and delivery by Buyer of the Purchase Agreement and the approval of the terms thereof and each of the other actions contemplated by the Purchase Agreement and this Agreement and any actions required in furtherance hereof and thereof; (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Buyer under the Purchase

Agreement or this Agreement; (iii) (A) in favor of any amendments to the

Certificate of Incorporation and By-Laws of the Buyer in order to conform such documents to the requirements of the Governance Agreement and (B) otherwise in a manner consistent with the provisions of the Governance Agreement; and (iv)

except as specifically requested in writing by Seller in advance and except as otherwise specified in clauses (i), (ii) and (iii) above, against the following actions (other than the Stock and Asset Purchase, the Buyer Stock Issuance and

the transactions contemplated by the Purchase Agreement and the Governance

Agreement):  (1) any extraordinary corporate transaction, such as a merger,

consolidation or other business combination involving Buyer or its subsidiaries; (2) a sale, lease or transfer of a material amount of assets of

Buyer or its subsidiaries or a reorganization, recapitalization, dissolution or liquidation of Buyer or its subsidiaries; (3) (a) any change in the majority of the board of directors of Buyer; (b) any material change in the present capitalization of Buyer or any amendment of Buyer's Certificate of

Incorporation; (c) any other material change in Buyer's corporate structure or business; or (d) any other action which, is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, discourage or materially adversely affect the Stock and Asset Purchase, the Buyer Stock Issuance or the
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transactions contemplated by the Purchase Agreement, this Agreement or the

Governance Agreement or the contemplated economic benefits of any of the foregoing.  Such Stockholder shall not enter into any agreement or understanding with any person or entity prior to the Termination Date (as defined in Section 7) to vote or give instructions after the Termination Date in any manner inconsistent with clauses (i), (ii) or (iii) of the preceding sentence.

                 2.2  PROXY.  EACH STOCKHOLDER HEREBY GRANTS TO, AND APPOINTS,

SELLER AND WILLIAM CARTER OF SELLER AND RICHARD L. DE NEY OF SELLER, IN THEIR

RESPECTIVE CAPACITIES AS OFFICERS OF SELLER, AND ANY INDIVIDUAL WHO SHALL

HEREAFTER SUCCEED TO ANY SUCH OFFICE OF SELLER, AND ANY OTHER DESIGNEE OF

SELLER, EACH OF THEM INDIVIDUALLY, SUCH STOCKHOLDER'S IRREVOCABLE (UNTIL THE

TERMINATION DATE) PROXY AND ATTORNEY-IN-FACT (WITH FULL POWER OF SUBSTITUTION)

TO VOTE THE SHARES AS INDICATED IN SECTION 2.1 ABOVE.  EACH STOCKHOLDER INTENDS

THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN

INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS

AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES

ANY PROXY PREVIOUSLY GRANTED BY SUCH STOCKHOLDER WITH RESPECT TO SUCH

STOCKHOLDER'S SHARES.

                 3.  Certain Covenants of Stockholders.  Except in accordance with the terms of this Agreement, each Stockholder hereby severally covenants and agrees as follows:

                 3.1  Restriction on Transfer, Proxies and Non-Interference;

Restriction on Withdrawal.  From the date hereof until the Transfer Restriction

Ending Date with respect to such Stockholder, such Stockholder shall not,

directly or indirectly:  (i) except (w) subsequent to the Closing Date, in a

Permitted Disposition, (x) for gifts to family members who either are signatories to this Agreement or who, upon such gift, become signatories to this Agreement, (y) for gifts by J. Brendan Barba in an aggregate amount not
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exceeding 10,000 shares of Buyer Common Stock and (z) with the prior written consent of Seller, offer for sale, sell, transfer, tender, pledge, encumber,

assign or otherwise dispose of, enforce or permit the execution of the provisions of any redemption agreement with Buyer or enter into any contract,

option or other arrangement or understanding with respect to or consent to the offer for sale, sale, transfer, tender, pledge, encumbrance, assignment or other disposition of, any or all of such Stockholder's Shares or any interest therein; (ii) except as contemplated hereby, grant any proxies or powers of attorney, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or (iii) take any action that would make any representation or warranty of such Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling such Stockholder from performing such Stockholder's obligations under this Agreement.  "Permitted

Disposition" means a sale, transfer or other disposition (i) pursuant to a statutory merger, consolidation or similar mandatory transaction; (ii) pursuant to a tender offer if, subsequent to the Closing Date, the board of directors of

Buyer recommends acceptance of such tender offer or declines to take a position regarding such tender offer; (iii) as a result of any pledge or hypothecation to a bona fide financial institution to secure a bona fide loan or the foreclosure of any lien or encumbrance which may be placed on any Buyer Common

Stock provided that, with respect to pledges or hypothecations by any

Stockholder, in one or a series of transactions of 1% or more of the outstanding shares of Buyer Common Stock, such institution or institutions agrees to be bound by the terms hereof; (iv) pursuant to the cashless exercise of stock options issued under the Company's Stock Option Plans; or (v) from time to time after the Closing Date equal to an amount of Shares (expressed as a percentage) such that (A) the number of Shares owned by such Stockholder and not so sold, transferred or otherwise disposed divided by the number of Shares owned by such Stockholder immediately after the Closing Date is no less than
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(B) the number of shares of Buyer Common Stock owned at such time by the Seller divided by the number of shares of Buyer Common Stock owned by the Seller immediately after the Closing Date.  "Transfer Restriction Ending Date" shall mean (i) with respect to J. Brendan Barba, Paul M. Feeney, Melanie K. Barba,

John Powers, Lauren Powers and Carolyn Vegliante and all of their respective transferees and assigns, the Termination Date or (ii) with respect to all other

Stockholders and all of their respective transferees and assigns, the Closing

Date.

                 3.2  No Termination or Closure of Trusts, Foundations and

Estates.  Unless, in connection therewith, the Shares held by any trust,

foundation or estate which are presently subject to the terms of this Agreement are transferred upon termination to one or more Stockholders and remain subject in all respects to the terms of this Agreement, or other persons or entities who upon receipt of such Shares become signatories to this Agreement, the

Stockholders who are Trustees, Executors or Foundation Directors shall not take any action to terminate, close or liquidate any such trust, estate or foundation and shall take all steps necessary to maintain the existence thereof at least until the Termination Date.

                 3.3  Continued Service as Director.  J. Brendan Barba and Paul

M. Feeney each agrees, if so nominated and elected, to serve as a member of the

Board of Directors of Buyer, and, in the case of Mr. Barba,  if so elected by the Board, as Chairman thereof, for five years following the Closing Date.

                 3.4  Employment Agreements.  J. Brendan Barba and Paul M.

Feeney each agree to enter into their respective employment agreements in the respective forms attached as Schedule 5.3(i)(2) to the Purchase Agreement on the Closing Date.

                 4.  Further Assurances.  From time to time, at the other

party's request and without further consideration, each party hereto shall execute and deliver such additional documents and take all such further action
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as may be necessary or desirable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this

Agreement.

                 5.  Certain Events.  Each Stockholder agrees that this

Agreement and the obligations hereunder shall attach to such Stockholder's

Shares and shall be binding upon any person or entity to which legal or beneficial ownership of such Shares shall pass, whether by operation of law or otherwise, including without limitation such Stockholder's heirs, guardians,

administrators or successors or as a result of any divorce.

                 6.  Stop Transfer.  Until the Transfer Restriction Ending Date

(a) each Stockholder agrees with, and covenants to, Seller that such

Stockholder shall not request that Buyer register the transfer (book-entry or otherwise) of any certificated or uncertificated interest representing any of such Stockholder's Shares, unless such transfer is made in compliance with this

Agreement; (b) each Stockholder agrees, with respect to any Shares in certificated form, that such Stockholder will tender to Buyer, within ten business days after the date hereof, the certificates representing such Shares and Buyer will inscribe upon such certificates the following legend:  "The shares of Common Stock, par value $.01 per share, of AEP Industries Inc. (the

"Company") represented by this certificate are subject to a Stockholders

Agreement dated as of June 20, 1996, and may not be sold or otherwise transferred, except in accordance therewith.  Copies of such Agreement may be obtained at the principal executive offices of the Company"; (c) each

Stockholder (other than Lawrence Noll) agrees that within ten business days after the date hereof, such Stockholder will have all uncertificated securities representing Shares issued in certificated form in the name of such Stockholder with the legend above inscribed on such certificates and to do such other things as may be required by the transfer agent; and (d) each Stockholder

(other than Lawrence Noll) agrees that within ten business days after the date
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hereof, such Stockholder will no longer hold any Shares in "street name" or in the name of any nominee.

                 7.  Termination.  The covenants and agreements contained herein shall terminate on the first to occur of (a) the third anniversary of the

Closing Date, (b) the date, if any, prior to the Closing Date the Purchase

Agreement is terminated in accordance with its terms and (c) such time following the Closing Date as Seller owns less than 10% of the outstanding shares of Buyer Common Stock (the "Termination Date"); provided, that clauses

(i) and (iv) of Section 2.1 shall terminate on the earlier of the Closing Date or the Termination Date.

                 8.  Miscellaneous.

                 8.1  Entire Agreement; Assignment.  This Agreement

(i) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (ii) shall not be assigned by operation of law or otherwise without the prior written consent of the other party.

                 8.2  Amendments.  This Agreement may not be modified, amended,

altered or supplemented, except upon the execution and delivery of a written agreement executed by the parties hereto; provided that Section 1 of the

Stockholders Agreement Disclosure Schedule may be supplemented by Seller by adding the name and other relevant information concerning any stockholder of

Buyer who agrees to be bound by the terms of this Agreement without the agreement of any other party hereto, and thereafter such added stockholder shall be treated as a "Stockholder" for all purposes of this Agreement.

                 8.3  Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly received if so given) by hand delivery, telegram,

telex or telecopy, or by mail (registered or certified mail, postage prepaid, return receipt requested) or by any courier service, such as Federal Express,

providing proof of delivery.  All communications hereunder shall be delivered to the respective parties at the following addresses:

                 If to
                 Stockholder:        c/o AEP Industries Inc.
                                     125 Phillips Avenue
                                     South Hackensack, New Jersey
                                     Attn:  Paul M. Feeney, Executive Vice
                                            President
                                     Fax:   (201-807-2447)

                          copy to: Bachner, Tally, Polevoy & Misher LLP 380 Madison Avenue
                                     New York, New York  10017
                                     Attn:  Paul E. Gelbard, Esq.
                                     Fax:   (212-297-0261)

                 If to
                 Borden, Inc.:       180 East Broad Street
                                     Columbus, Ohio 43215
                                     Attn:  Richard L. de Ney
                                     Fax:   (614-225-4108)

                          copy to:   Simpson Thacher & Bartlett
                                     425 Lexington Avenue
                                     New York, New York  10017
                                     Attn:  David J. Sorkin, Esq.
                                     Fax:   (212-455-2502)

or to such other address as the person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

                 8.4  Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

                 8.5  Enforcement.  The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.

It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement.

                 8.6  Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same Agreement.

                 8.7  Descriptive Headings.  The descriptive headings used

herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                 8.8  Severability.  Whenever possible, each provision or

portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this

Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

                 8.9  Definitions; Construction.  For purposes of this
Agreement:

                 (a)  "Beneficially Own" or "Beneficial Ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Securities

         Exchange Act of 1934, as amended (the "Exchange Act)), including pursuant to any agreement, arrangement or understanding, whether or not in writing.  Without duplicative counting of the same securities by the same holder, securities Beneficially Owned by a Person shall include securities Beneficially Owned by all other Persons with whom such

         Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

                 (b)  "Person" shall mean an individual, corporation,

         partnership, joint venture, association, trust, unincorporated organization or other entity.

                 (c)  In the event of a stock dividend or distribution, or any change in the Buyer Common Stock by reason of any stock dividend,

         split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the

         Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

                 IN WITNESS WHEREOF, Seller and each Stockholder have caused this Agreement to be duly executed as of the day and year first above written.

                                       BORDEN, INC.


                                       By:  /s/ Richard L. de Ney
                                           Name:  Richard L. de Ney
                                           Title: Executive Vice President


                                       STOCKHOLDERS


                                        /s/ J. Brendan Barba
                                            Name:  J. Brendan Barba



                                        /s/ Paul M. Feeney
                                            Name:  Paul M. Feeney


                                       /s/ David MacFarland
                                           Name:  David MacFarland


                                       /s/ Robert Cron
                                           Name:  Robert Cron


                                       /s/ Kenneth J. Avia
                                           Name:  Kenneth J. Avia


                                       /s/ Melanie K. Barba
                                           Name:  Melanie K. Barba


                                       /s/ John Powers
                                           Name:  John Powers


                                       /s/ Lauren Powers
                                           Name:  Lauren Powers


                                       /s/ Carolyn Vegliante
                                           Name:  Carolyn Vegliante


                                       /s/ Lawrence Noll
                                           Name:  Lawrence Noll